UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2022

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common shares	NBR	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2022, Nabors Industries, Inc. a Delaware corporation (“Nabors Delaware”) and Nabors A.R.F., LLC, a bankruptcy remote special purpose entity organized under the laws of Delaware (“NARF,” and together with Nabors Delaware, the “Nabors Entities”), each an indirect subsidiary of Nabors Industries Ltd. (the “Company”), together with Wells Fargo Bank, N.A. (“Wells Fargo”), Arab Banking Corporation B.S.C., New York Branch, and Nomura Corporate Funding Americas, LLC (“Nomura”), entered into the Third Amendment to the Receivables Purchase Agreement (the “Third Amendment”), amending that certain Receivables Purchase Agreement dated September 13, 2019, among the Nabors Entities, the Purchasers party thereto, and Wells Fargo as Administrative Agent, (as amended by that certain First Amendment to the Receivables Purchase Agreement dated effective July 13, 2021 and by that certain Second Amendment to the Receivables Purchase Agreement dated effective May 13, 2022, the “Purchase Agreement”).

The Third Amendment amends the Purchase Agreement to, among other things:

•	Extend the term of the Purchase Agreement to the earlier to occur of (i) August 13, 2024, (ii) if any of the principal amount of the 5.5% Senior Notes are outstanding as of November 16, 2022, then November 16, 2022, (iii) if any of the principal amount of the 5.1% Senior Notes remain outstanding as of June 17, 2023, then June 17, 2023, and (iv) to the extent 50% or more of the outstanding (as of the Closing Date) aggregate principal amount of the 0.75% Senior Exchangeable Notes remain outstanding and not refinanced or defeased as of October 17, 2023, then October 17, 2023.

•	Increase the commitments of the Purchasers under the Purchase Agreement from $150 million to $250 million, with the possibility of being increased up to $300 million;

•	With the addition of Nomura, increase the number of Purchasers from two to three; and

•	Modify the benchmark rate of interest from LIBOR to SOFR.

Amounts paid by the Purchasers to NARF for the purchase of the receivables pursuant to the Purchase Agreement, as amended pursuant to the Third Amendment, will accrue Yield for the Purchasers at a Yield Rate equal to (a) Daily One Month Term SOFR, plus (b) 0.10%, plus (c) an Applicable Margin of 1.75%; provided that on any day while an Event of Termination has occurred and is continuing, the Yield Rate shall be a rate per annum equal to the sum of 2.00% per annum plus the greater of (i) the Yield Rate as set forth above and (ii) the sum of the Alternative Base Rate in effect on such day plus an Applicable Margin of 0.75%. The Alternative Base Rate is the highest of (x) the Prime Rate, (y) 0.50% per annum above the latest Federal Funds Rate, and (z) Daily One Month Term SOFR plus 1.10%.

Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b)	The disclosure set forth in Item 1.01 above is incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Third Amendment to the Receivables Purchase Agreement, dated as of June 27, 2022, by and among Nabors A.R.F., LLC, Nabors Industries, Inc., Arab Banking Corporation B.S.C. New York Branch, Nomura Corporate Funding Americas, LLC, and Wells Fargo Bank, N.A.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date:	June 29, 2022	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary